Exhibit 99

Contact:	Valerie Brodie
VP, IR and Corporate Communications
Epicor Software
Irvine, CA, USA
Phone +1 949-585-4293
E-mail vbrodie@epicor.com

Epicor Reports Fourth Quarter and Fiscal Year 2003 Earnings

Epicor Delivers Fourth Quarter Revenue Growth of 20%

Sees Continued Profitable Growth for 2004

IRVINE, Calif., January 28, 2004 – Epicor Software Corporation (NASDAQ: EPIC), a leading provider of integrated enterprise software solutions for the midmarket, today reported its financial results for the fourth quarter and year ended December 31, 2003. Total revenues for the fourth quarter were $44.1 million, compared with $36.7 million in the prior year’s quarter, up 20%. For the year ended December 31, 2003, revenues totaled $155.4 million compared with revenues of $143.5 million in the prior year, up over 8%.

License revenues were $12.0 million for the fourth quarter compared to $9.8 million in the fourth quarter of 2002 up almost 23%. License revenues for the year were $38.7 million compared with license revenues of $34.2 million for the year 2002, an increase of 13%. Service revenues for the fourth quarter 2002 were $31.4 million compared with $26.4 million in the fourth quarter of 2002, up 19%. Service revenues for the year were $114.5 million compared with $106.7 million in 2002, up over 7%.

For the fourth quarter, the company reported GAAP net income of $3.5 million or $0.07 per diluted share compared with a net loss of $2.1 million or $0.05 per diluted share in the prior year’s period. For the fourth quarter of 2003, adjusted earnings were $6.6 million or $0.13 per diluted share compared with adjusted earnings of $3.7 million or $0.08 per diluted share in the same period last year. Adjusted earnings exclude amortization of capitalized software development costs and acquired intangible assets, stock-based compensation expense and restructuring charges.

For the year 2003, the company reported GAAP net income of $9.3 million or $0.18 per diluted share compared with a net loss of $7.3 million or $0.17 per diluted share reported in the year 2002. For the year, adjusted earnings, as described above, were $20.5 million or $0.41 per diluted share, compared to adjusted earnings of $4.5 million or $0.10 per diluted share for the year 2002.

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Epicor Announces Q4 and Fiscal Year 2003 Results

The company’s balance sheet at December 31, 2003 showed cash and cash equivalents of $38.9 million. At year-end, net accounts receivable was $27.1 million and deferred revenues were $37.3 million. Day sales outstanding was 55, up from 51 in the third quarter 2003.

“We executed and delivered profitable growth and significant cash flow in 2003, said chairman, president and CEO, George Klaus. “With increased revenue growth, profitability and cash-generating operations, a number of new products in the marketplace and the planned acquisition of Scala Business Solutions, Epicor is poised to become the largest exclusive midmarket provider with global distribution for diversified solutions in services, distribution and manufacturing sectors.” Klaus continued, “I am very excited about our long term growth and profit opportunities.”

The company also provided its guidance for the first quarter 2004, with total revenues expected to be in the range of $40 to $41 million. GAAP earnings per diluted share for the first quarter 2004 is expected to be $0.07 with adjusted earnings, as described above, per share of $0.10. The company has also provided an updated outlook for the fiscal year 2004. The company on a standalone basis, provided guidance for $172 to $175 million in revenues, GAAP earnings per diluted share of $0.40 and adjusted earnings, as described above, of $0.52 per diluted share, using a weighted average share count of 52 million shares. Based on the revised timeframe for the offer period to acquire the shares of Scala Business Solutions announced last week on January 23rd, the company expects annual revenues in 2004 for the combined entity to be approximately $230 million. The companies expect to drive operating efficiencies from the merger predominantly through reducing redundant G&A and facilities and by streamlining our R&D and technical support organization. Based on the current expected timeframe to close the transaction, operating activities for the combined entity are expected to result in GAAP earnings per diluted share for the year 2004 of approximately $0.40 per diluted share, or neutral to earnings per diluted share, and an accretion of $0.12 cents for Epicor’s adjusted earnings per diluted share for fiscal year 2004, or $0.64 (adjusted) per diluted share, in each case using a weighted average share count of 56 million shares.

Fourth Quarter and Fiscal Year Highlights

•	Delivered profitable revenue growth across regions and products

•	Generated approx. $17 million in cash from operations in fiscal year 2003

•	Added over 400 new customers in the year to Epicor’s base through organic growth and over 400 through acquisition for a total of over 800 customers

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Epicor Announces Q4 and Fiscal Year 2003 Results

•	Delivered the market’s first vertical specific enterprise suite of applications on Web services platform, Epicor for Service Enterprise

•	Entered early access stage and beta schedule of new manufacturing product on Web services platform, Epicor for Manufacturing

•	Successfully executed the integration of ROI Systems acquisition closed in July 2003

•	Announced Planned Acquisition of Scala Business Solutions which would create:

•	The largest exclusive midmarket provider with global distribution of diversified solutions in services, distribution and manufacturing sectors

•	A substantial installed base of over 20,000 customers

•	The most comprehensive midmarket vertical solutions with complimentary functionality

•	The largest Microsoft ISV partner

•	An expanded global presence with scale and distribution capabilities

•	Significant opportunity for operational synergies to increase cash flow and provide Epicor and Scala shareholders increased value through EPS accretion

The company will hold an investor and analyst conference call to review the fourth quarter and year’s results and highlights directly following the release after the close of market at 2:00 p.m. PST.

When:	Wednesday, January 28, 2004
Time:	2:00 p.m. PST
Dial in:	888-662-8850 or 706-634-2243

Replay:	The conference call replay will be available by telephone
From:	January 28 at 4:00 p.m. PST
Through:	January 31 at 4:00 p.m. PST
Dial:	800-642-1687 or 706-645-9291
Conf ID:	509-1378

On the call, George Klaus, Epicor’s Chairman, President and CEO will review fourth quarter and fiscal year 2003 earnings and the outlook for 2004. Andreas Kemi, Scala’s President and CEO, will join Klaus on the call to review the merger integration plans. Investors and analysts are invited to participate on the call. Please dial in approximately ten minutes prior to start time. A live audio-only web cast of the call will be made available to the public on the company’s web site at www.epicor.com/company/investor and will be archived for thirty days following the call on the company’s web site.

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Epicor Announces Q4 and Fiscal Year 2003 Results

About Epicor Software Corporation

For 20 years, Epicor has been a recognized leader dedicated to providing integrated enterprise software solutions for midmarket companies around the world. With over 15,000 customers, Epicor has delivered end-to-end, industry-specific solutions that enable companies to immediately improve business operations and build competitive advantage. Epicor’s comprehensive suite of integrated software solutions for Customer Relationship Management, Financials, Manufacturing, Supply Chain Management, Professional Services Management and Collaborative Commerce provide the scalability and flexibility to support long-term growth. Epicor’s solutions are complemented by a full range of services, providing single point of accountability to promote rapid return on investment and low total cost of ownership, now and in the future. Epicor’s worldwide headquarters is located in Irvine, California and has offices and affiliates around the world. For more information, visit the company’s Web site at www.epicor.com.

# # #

Epicor is a registered trademark of Epicor Software Corporation. All other trademarks acknowledged.

Forward-Looking Statements

Management of Epicor Software Corporation believe certain statements in this press release may constitute forward-looking statements with respect to the financial condition, results of operations and activities of Epicor. These forward looking statements including statements regarding expected revenues and earnings, the expected closing of the Scala transaction, the accretive nature of the acquisition, the expected synergies and benefits of the combination and growth of the combined entity, projected future cash flows and customers, opportunities for growth, and other statements that are not historical fact. These forward-looking statements are based on currently available competitive, financial and economic data together with management’s views and assumptions regarding future events and business performance as of the time the statements are made. Actual results may differ materially from those expressed or implied in the forward-looking statements.

Such risks and uncertainties include but are not limited to, Epicor and Scala’s ability to integrate operations and retain key personnel, satisfaction of conditions to closing, including regulatory approvals; changes in the demand for enterprise resource planning products, particularly in light of competitive offerings; the timely availability and market acceptance of new products and upgrades; the impact of competitive products and pricing; the discovery of undetected software errors; Epicor’s ability to realize the synergies and operating efficiencies anticipated from the acquisition of Scala and other acquisitions; changes in the financial condition of the Epicor’s and Scala’s major commercial customers and the Epicor’s future ability to continue to develop and expand its product and service offerings to address emerging business demand and technological trends and other factors discussed in Epicor’s Quarterly report on Form 10-Q, for the quarter ended September 30, 2003 at pages 33 through 40. As a result of these factors the business or prospects expected by the company as part of this announcement may not occur. Epicor undertakes no obligation to revise or update publicly any forward-looking statements.

This press release includes certain non-GAAP financial measures, including adjusted net income and net income per diluted share amounts, which exclude the amortization of capitalized software development costs and acquired intangible assets, stock compensation expense and restructuring charges. These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial

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Epicor Announces Q4 and Fiscal Year 2003 Results

measures should not be considered as a substitute for measures of financial performance prepared in accordance with GAAP. The company’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the performance of the company’s business operations. These measures also facilitate management’s internal comparisons to our historical operating results and to our competitors’ operating results, operational forecasting and budgeting. Investors and potential investors are encouraged to review the reconciliation of the non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results.

Note to U.S. Holders of Scala Shares

Epicor Software Corporation’s exchange offer for Scala Business Solutions will be made for the securities of a foreign company. If the exchange offer is made in reliance on Section 802 of the Securities Act, the exchange offer will be subject to disclosure requirements of a foreign country that are different from those of the United States of America. Financial statements included in the offering memorandum with respect to Scala will be prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

Additional Information And Where To Find It

If an exemption pursuant to Rule 802 of the Securities Act is not available with respect to the issuance of Epicor common stock in connection with the exchange offer for shares of Scala Business Solutions, Epicor Software Corporation intends to file a registration statement on Form S-4 containing a prospectus/offering memorandum in connection with the proposed acquisition of Scala by Epicor (the “Acquisition”) pursuant to the terms of the Merger Protocol by and between Epicor and Scala. In such, the prospectus and offering memorandum will be mailed to the stockholders of Scala and the security holders of Scala are urged to read the prospectus and offering memorandum and other relevant materials when they become available because they will contain important information about the Acquisition, Epicor and Scala. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the Securities and Exchange Commission at the Securities and Exchange Commission’s Web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the Securities and Exchange Commission by Epicor by going to Epicor’s Investor Relations page on its corporate Web site at www.epicor.com/company/investor/.

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Epicor Announces Q4 and Fiscal Year 2003 Results

EPICOR SOFTWARE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(Unaudited)

	December 31, 2003	December 31, 2002
ASSETS
Current assets:
Cash and cash equivalents	$38,881	$31,313
Restricted cash	501	—
Accounts receivable, net	27,134	22,471
Prepaid expenses and other	5,268	3,977

Total current assets	71,784	57,761

Property and equipment, net	3,040	2,972
Software development costs, net	—	1,007
Intangible assets, net	12,847	8,477
Goodwill	10,841	—
Other assets	3,711	3,051

Total assets	$102,223	$73,268

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,958	$3,390
Accrued expenses	26,038	24,041
Current portion of long-term debt	—	2,229
Current portion of accrued restructuring costs	2,117	964
Deferred revenue	37,345	35,815

Total current liabilities	71,458	66,439

Long-term portion of accrued restructuring costs	1,355	3,043

Stockholders’ equity:
Preferred stock	10,423	4,859
Common stock	46	44
Additional paid-in capital	252,088	246,936
Less: treasury stock at cost	(322)	(87)
Less: unamortized stock compensation expense	(5,002)	(723)
Less: notes receivable from officers for issuance of restricted stock	—	(7,796)
Accumulated other comprehensive loss	266	(2,305)
Accumulated deficit	(228,089)	(237,142)

Net stockholders’ equity	29,410	3,786

Total liabilities and stockholders’ equity	$102,223	$73,268

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Epicor Announces Q4 and Fiscal Year 2003 Results

EPICOR SOFTWARE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2003	2002	2003	2002
Revenues:
License fees	$12,026	$9,788	$38,700	$34,216
Consulting	11,069	8,721	38,821	37,359
Maintenance	20,323	17,672	75,681	69,296
Other	645	541	2,220	2,596

Total revenues	44,063	36,722	155,422	143,467

Cost of revenues	15,410	13,312	57,630	57,321
Amortization of intangible assets and capitalized software development costs	1,882	1,714	7,097	7,055

Total cost of revenues	17,292	15,026	64,727	64,376

Gross profit	26,771	21,696	90,695	79,091

Operating expenses:
Sales and marketing	10,489	9,276	37,537	42,004
Software development	5,139	4,407	20,058	18,296
General and administrative	6,233	2,972	19,327	18,400
Amortization of intangible asset	75	—	75	—
Stock-based compensation expense	1,120	197	3,336	835
Restructuring charges	—	3,891	937	3,891
Settlement of claim	—	4,288	—	4,288

Total operating expenses	23,056	25,031	81,270	87,714

Income (loss) from operations	3,715	(3,335)	9,425	(8,623)
Other income, net	23	3	268	159

Income (loss) before income taxes	3,738	(3,332)	9,693	(8,464)
Provision (benefit) for income taxes	191	(1,200)	399	(1,200)

Net income (loss)	$3,547	$(2,132)	$9,294	$(7,264)

Preferred stock accretion of beneficial conversion	—	—	(241)	—

Net income (loss) applicable to common stockholders	$3,547	$(2,132)	$9,053	$(7,264)

Net income (loss) per share applicable to common stockholders:
Basic	$0.08	$(0.05)	$0.21	$(0.17)
Diluted	$0.07	$(0.05)	$0.18	$(0.17)

Weighted average common shares outstanding:
Basic	43,760	44,293	43,136	43,835
Diluted	51,613	44,293	49,509	43,835

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Epicor Announces Q4 and Fiscal Year 2003 Results

EPICOR SOFTWARE CORPORATION

ADJUSTED EARNINGS RECONCILIATION

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002
Net income (loss) applicable to common stockholders	$3,547	$(2,132)	$9,053	$(7,264)

Add back:
Amortization of intangible assets and capitalized software development costs	1,957	1,714	7,172	7,055
Stock based compensation expense	1,120	197	3,336	835
Restructuring charges	—	3,891	937	3,891

Adjusted earnings	$6,624	$3,670	$20,498	$4,517

Adjusted earnings per diluted share	$0.13	$0.08	$0.41	$0.10

Weighted average common shares outstanding:
Diluted	51,613	44,293	49,509	43,835

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